                                                                   Exhibit 23.04

                         INDEPENDENT AUDITOR'S CONSENT

          As independent public accountants, we consent to the incorporation by reference in this registration statement of our report on the financial statements of Dragon Systems, Inc. and subsidiaries dated January 25, 2000 (except for the matters discussed in Note 1, as to which the date is June 7, 2000) which is included in Form 8-K/A of Lernout & Hauspie Speech Products N.V. filed with the Securities and Exchange Commission on August 21, 2000.



/s/ Arthur Andersen LLP
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Arthur Andersen LLP

Boston, Massachusetts
August 21, 2000